Exhibit 99.1

Ideal Power Reports Fourth Quarter and Full Year 2022
Financial Results

AUSTIN, TX – March 2, 2023 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN™ bidirectional semiconductor power switch, reported results for its fourth quarter and full year ended December 31, 2022.

“Ideal Power accomplished a great deal in 2022 and early 2023. The recent launch of our first commercial product, the SymCool™ Power Module, marks a pivotal development for our B-TRAN™ technology,” said Dan Brdar, President and Chief Executive Officer of Ideal Power. “Our intense focus continues toward B-TRAN™ commercialization. We believe B-TRAN™ has the potential to displace conventional power semiconductor solutions in many applications including electric vehicles (EV”), renewable energy, energy storage, solid-state circuit breakers and motor drives.”

Key Fourth Quarter and Recent Operational Highlights

•	Launched its first commercial product, the SymCool™ Power Module, a multi-die B-TRAN™ module designed specifically to enable solid-state circuit breakers to deliver very low conduction losses.

•	Entered into a product development agreement with a top 10 global automaker for a custom B-TRAN™ power module for use in EV drivetrain inverters in the automaker’s next generation EV platform. Represents Ideal Power’s second engagement with a leading global automobile manufacturer.

•	Shipped additional B-TRAN™ devices to Diversified Technologies, Inc., our Naval Sea Systems Command program collaboration partner, in preparation for a full-scale medium voltage direct current circuit breaker demonstration.

•	To prepare for commercial product shipments, the Company is nearing completion of a full process flow engineering run at a wafer fabrication partner with high-volume production capability.

•	Released a new Ideal Power whitepaper entitled B-TRAN™ - Device Structure, Performance and Applications. The test results in the new whitepaper match the Company’s previous simulation data, further validating the B-TRAN™ technology. This whitepaper includes recent test results using the Company’s newly designed driver and double-sided cooled packaged devices. It shows switching characteristics and waveforms important for customer technical teams using double pulse testing, including testing in bidirectional mode.

•	B-TRAN™ Patent Estate: Currently at 72 issued B-TRAN™ patents with 31 of those issued outside of the United States and 24 pending B-TRAN™ patents. Current geographic coverage includes North America, China, Japan, South Korea, India and Europe.

Fourth Quarter and Full Year 2022 Financial Results

•	Grant revenue was $16,608 in the fourth quarter of 2022 compared to $128,605 in the fourth quarter of 2021.

•	Grant revenue was $203,269 for the full year 2022 compared to $576,399 for the full year 2021.

•	Operating expenses in the fourth quarter of 2022 were $2.0 million compared to $1.4 million in the fourth quarter of 2021 driven primarily by higher research and development spending.

•	Operating expenses in the full year 2022 were $7.3 million compared to $4.8 million in the full year 2021 with higher research and development spending accounting for a majority of the increase.

•	Net loss in the fourth quarter of 2022 was $1.9 million compared to $1.4 million in the fourth quarter of 2021.

•	Net loss in the full year 2022 was $7.2 million compared to $4.8 million in the full year 2021.

•	Cash used in operating activities in full year 2022 was $6.4 million compared to $4.3 million in full year 2021. Overall, cash burn for the full year 2022 was $6.8 million.

•	Cash and cash equivalents totaled $16.3 million at December 31, 2022.

•	Ideal Power had no long-term debt outstanding at December 31, 2022.

2023 Milestones

For 2023, the Company has set the following milestones:

•	Launched first commercial product, the SymCool™ Power Module, in January 2023 with first commercial sales later in 2023.
•	Complete Phase I of multi-year development program with top 10 global automaker in Q2 2023.
•	Complete first engineering run with production fab in Q2 2023.
•	Deliver packaged B-TRAN™s to DTI under the NAVSEA program in 1H 2023.
•	Introduce second commercial product, an intelligent power module, in Q3 2023.
•	Deliver B-TRAN™ samples for test and evaluation program in 2H 2023.

Conference Call and Webcast: Q4 and Full Year 2022 Results

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host a conference call today, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, March 2, 2023
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1-844-481-2701
International dial-in number:	1-412-317-0657

Please call the conference telephone number 5-10 minutes prior to the start time to ensure proper connection. An operator will register your name and organization.

The conference call will be webcast live and available for replay on the Company’s investor relations website under the Events tab at https://ir.idealpower.com/events.

An audio replay of the conference call will be available one hour after the live call until Midnight April 2, 2023.

Toll Free Replay Number:	1-877-344-7529
International Replay Number:	1-412-317-0088
Replay ID:	6853841

Upcoming Conferences

Ideal Power will participate in four investor conferences in March:

•	KeyBanc Capital Markets 18th Annual Emerging Technology Summit in San Francisco, California on March 7, 2023.

•	Roth Capital 35th Annual Conference in Dana Point, California on March 13, 2023.

•	Emerging Growth Virtual Conference on March 22, 2023.

•	Maxim Group’s Electric Vehicle & Auto Tech Virtual Conference on March 30, 2023.

Conference attendees are encouraged to request a one-on-one meeting with Ideal Power management. Email your conference sponsor contact or Jeff Christensen of Ideal Power, Investor Relations at jchristensen@darrowir.com.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS/data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding our 2023 milestones and B-TRAN™ having the potential to displace conventional power semiconductor solutions in many applications. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners, the rate and degree of market acceptance for our B-TRAN™, the impact of global health pandemics on our business, supply chain disruptions, and the expected performance of future products incorporating our B-TRAN™, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements, except as required by applicable law.

Ideal Power Investor Relations Contact:

Jeff Christensen
Darrow Associates
703-297-6917
jchristensen@darrowir.com

IDEAL POWER INC.

Balance Sheets

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$16,345,623	$23,170,149
Accounts receivable, net	65,936	233,262
Prepayments and other current assets	491,365	43,900
Total current assets	16,902,924	23,447,311

Property and equipment, net	200,103	56,158
Intangible assets, net	2,036,431	2,055,650
Right of use asset	248,720	307,172
Other assets	11,189	11,189
Total assets	$19,399,367	$25,877,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130,503	$130,500
Accrued expenses	254,218	353,507
Current portion of lease liability	64,597	58,864
Total current liabilities	449,318	542,871

Long-term lease liability	202,987	267,584
Other long-term liabilities	838,458	917,100
Total liabilities	1,490,763	1,727,555

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2022 and 2021	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,926,001 shares issued and 5,924,680 shares outstanding at December 31, 2022 and 5,893,767 shares issued and 5,892,446 shares outstanding at December 31, 2021	5,926	5,894
Additional paid-in capital	105,011,318	104,063,321
Treasury stock, at cost; 1,321 shares at December 31, 2022 and 2021, respectively	(13,210)	(13,210)
Accumulated deficit	(87,095,430)	(79,906,080)
Total stockholders’ equity	17,908,604	24,149,925
Total liabilities and stockholders’ equity	$19,399,367	$25,877,480

IDEAL POWER INC.

Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Grant revenue	$16,608	$128,605	$203,269	$576,399
Cost of grant revenue	16,608	128,605	203,269	576,399
Gross profit	—	—	—	—

Operating expenses:
Research and development	1,029,695	501,694	3,366,776	1,927,743
General and administrative	767,309	703,279	3,123,852	2,408,425
Sales and marketing	192,307	209,948	852,331	512,807
Total operating expenses	1,989,311	1,414,921	7,342,959	4,848,975

Loss from operations	(1,989,311)	(1,414,921)	(7,342,959)	(4,848,975)

Other income (expense):
Interest income (expense), net	98,366	(5,827)	153,609	(12,701)
Gain on forgiveness of long-term debt	—	—	—	91,407
Total other income (expense)	98,366	(5,827)	153,609	78,706

Net loss	$(1,890,945)	$(1,420,748)	$(7,189,350)	$(4,770,269)

Net loss per share – basic and diluted	$(0.31)	$(0.23)	$(1.17)	$(0.80)

Weighted average number of shares outstanding – basic and diluted	6,160,803	6,143,452	6,157,866	5,937,520

IDEAL POWER INC.

Statements of Cash Flows

	For the Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(7,189,350)	$(4,770,269)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	187,077	157,564
Write-off of long-lived assets	937	528
Stock-based compensation	975,801	352,313
Stock issued for services	100,100	207,980
Gain on forgiveness of long-term debt	—	(91,407)
Decrease (increase) in operating assets:
Accounts receivable	167,326	(62,975)
Prepaid expenses and other assets	(389,013)	176,223
Increase (decrease) in operating liabilities:
Accounts payable	3	28,516
Accrued expenses and other liabilities	(236,795)	(279,337)
Net cash used in operating activities	(6,383,914)	(4,280,864)

Cash flows from investing activities:
Purchase of property and equipment	(182,651)	(44,267)
Acquisition of intangible assets	(130,089)	(192,668)
Net cash used in investing activities	(312,740)	(236,935)

Cash flows from financing activities:
Net proceeds from issuance of common stock	—	21,204,609
Exercise of options and warrants	—	3,326,083
Payment of taxes on vesting of restricted stock units	(127,872)	—
Net cash (used in) provided by financing activities	(127,872)	24,530,692

Net increase (decrease) in cash and cash equivalents	(6,824,526)	20,012,893
Cash and cash equivalents at beginning of year	23,170,149	3,157,256
Cash and cash equivalents at end of year	$16,345,623	$23,170,149